SECURITIES AND EXCHANGE COMMISSION

Washington, DC20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)

        145 Highview Terrace, Hawthorne, NJ                                    07506

       (Address of Principal Executive Offices)                              (Zip Code)

(973) 544-6116

(Issuer’s Telephone Number, Including Area Code)

N/A

 (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Private Placement of Preferred Stock and Warrants

On March 5, 2012, Proteonomix, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers of an aggregate of approximately 3,804 shares of the Registrant’s Series E Convertible Preferred Stock (the “Preferred Shares”), with each Preferred Share initially convertible into approximately 235 shares of the Registrant’s Common Stock (the “Conversion Shares”) and three series of warrants, the Series A Warrants, the Series B Warrants and the Series C Warrants, to purchase up to an aggregate of 2,685,873 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”), for proceeds to the Company of $3.8 million.  After deducting for fees and expenses, the aggregate net proceeds from the sale of the Preferred Shares and Warrants are expected to be approximately $3.5 million.

Pursuant to the Certificate of Designation to create the Series E Convertible Preferred Stock, the Preferred Shares may be converted at any time at the option of the Purchasers into shares of the Registrant’s common stock at a conversion price of $4.25 per share (the “Conversion Price”). On each of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) if the registration statement required to be filed by the Registrant pursuant to the Registration Rights Agreement is not declared effective on or before September 8, 2012 or if a Registration Statement does not register for resale by the Purchasers all of the Conversion Shares issuable hereunder, the date that all Conversion Shares issuable pursuant to the Preferred Shares may be resold by the Holder pursuant to Rule 144 without volume or manner restrictions (each such date, the “Trigger Date”), the Conversion Price shall be reduced to the lesser of (w) the then Conversion Price, as adjusted and taking into consideration any prior resets, (x) 85% of the volume weighted average price (the “VWAP”) for the 5 trading days immediately following each such Trigger Date, as calculated pursuant to the AQR function on Bloomberg L.P., (y) 85% of the average of the VWAPs for each of the 5 trading days immediately following the Trigger Date and (z) 85% of the closing bid price on the last trading day of the 5 trading days immediately following each such Trigger Date, which shall thereafter be the new Conversion Price. The adjusted Conversion Price shall not be lower than $1.00.

Pursuant to the terms of the Securities Purchase Agreement, each Purchaser has been issued a Series A Warrant, a Series B Warrant and a Series C Warrant, each to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the Conversion Shares underlying the Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement.  The Series A Warrants have an exercise price of $4.25 per share, are exercisable immediately upon issuance and have a term of exercise equal to five years.  The Series B Warrants have an exercise price of $4.25 per share, are exercisable immediately upon issuance and have a term of exercise one year and two weeks.  The Series C Warrants have an exercise price of $4.25 per share, vest and are exercisable ratably commencing on the exercise of the Series B Warrants held by each Purchaser (or its assigns) and have a term of exercise equal to five years.

The securities sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and have been issued under an exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and Rule 506 of Regulation D.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

On March 5, 2012, in connection with the closing of the private placement, the Registrant and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Registrant is required to file a registration statement within 7 days following the filing date of the Registrant’s Form 10-K for the year ended December 31, 2011, but in no event later than April 16, 2012.  The failure on the part of the Registrant to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Registrant to payment of certain monetary penalties.

Rodman & Renshaw, LLC (“Rodman”) acted as the exclusive placement agent for the private placement.  Pursuant to the terms of a Placement Agent Agreement entered into by the Registrant and Rodman on February 15, 2012 (the “Placement Agent Agreement”), the Company has agreed (a) to pay to Rodman the placement agent fee equal to 7% of the aggregate gross proceeds raised in the private placement, (b) to issue to Rodman warrants to purchase 62,670 shares of the Registrant’s Common Stock, and (c) to reimburse Rodman for certain expenses.

The foregoing description of the Securities Purchase Agreement, Certificate of Designation, the Registration Rights Agreement, the Placement Agent Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document.  Copies of the Form of Series A Warrant, the Form of Series B Warrant, the Form of Series C Warrant, the Form of Securities Purchase Agreement, the Form of Certificate of Designation, the Form of Registration Rights Agreement and the Placement Agent Agreement are attached as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Employment Agreements

Steven Byle

On March 2, 2012 the Registrant entered into an agreement with its Chief Technical Officer, Steven Byle, who is also a director of the Registrant, whereby the Registrant has agreed to pay Mr. Byle an initial salary of $150,000 per annum (the “Base Fee”) in bi-weekly installments.   Mr. Byle will also be entitled to an increase to $200,000 per annum at such time as Proteonomix (including the aggregate of all subsidiaries) has been capitalized to an equaling or exceeding $3,000,000 whether it be in equity, debt or joint venture funding with an additional increase to $250,000 per annum at such time as Proteonomix (including the aggregate of all subsidiaries) has been capitalized to an extent equaling or exceeding $5,000,000 whether it be in equity, debt or joint venture funding. A final increase to $300,000 per annum in the event that Proteonomix shall meet the $5,000,000 capitalization requirement and where the Company shares are trading on any major national or international stock exchange. In addition, the Registrant will reimburse the Mr. Byle on a monthly basis, all medical costs for his family including insurance and deductibles until accepted in a plan equal to his present coverage. Mr. Byle shall be eligible to participate in such life, health, and disability insurance, pension, deferred compensation and incentive plans, options and awards, performance bonuses and other benefits as Proteonomix extends to its executives.  Mr. Byle is also entitled to four weeks of vacation during each calendar year.  The Agreement also requires Registrant to maintain D&O Insurance covering Mr. Byle in his duties under this agreement. Mr. Byle shall also be reimbursed for all reasonable travel, entertainment and other expenses incurred or paid by him in connection with, or related to, the performance of his duties.  Such compensation and benefits shall accrue to him until such time as Registrant has sufficient cash reserves or cash flow to pay without harm to the business. The agreement is filed herewith as Exhibit 10.61.

Roger Fidler

Also on March 2, 2012, the Registrant entered into an agreement with Roger Fidler, a director of the Registrant and General Counsel to the Registrant.  The Registrant agrees to reimburse Mr. Fidler for all reasonable travel, entertainment and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by Mr. Fidler of documentation, expense statements, vouchers, and/or such other supporting information as the Company may reasonably request.  Until such time as the Company has obtained three million (3,000,000) dollars in financing, Mr. Fidler’s relationship with the Company will be that of an independent contractor and not that of an employee. Upon receipt by the Company of three million dollars in financing (as measured from January 3, 2012 going forward) of Cash or cash equivalent, then Mr. Fidler shall, in addition to the aforementioned stock compensation and other compensation set forth herein after, receive $10,000 a month as an employee of the Company. At such time Mr. Fidler shall be entitled to all benefits provided to any or all of the senior executives of the Company.  When the total amount of financing obtained by the Company after the date of this Agreement shall reach five million ($5,000,000) dollars, then employee salary shall be increased to $20,000 per month.  When the salary is increased to said $20,000 per month, then the employee shall use his best efforts consistent with Rules of Professional Responsibility to reduce the amount of legal work Consultant is performing for his then existing clients will the goal to devote a minimum of thirty-five (35) hours per week to the business of the Company in the position as General Counsel. This Agreement is filed herewith as Exhibit 10.62.

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  On March 9, 2012, the Registrant issued the Preferred Shares and Warrants to the Purchasers. The Preferred Shares and Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The shares to be issued upon conversion of the Preferred Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

In addition to the securities described in Item 1.01, the following table sets forth the sales of all unregistered equity securities since the filing date of the Company’s last Form 10-Q on November 14, 2012.

Common

Date

Purchaser

Shares

Amount(1)

Consideration

10/19/2011

Stewart Briggs Smith

  50,000

$  25,000

Services (Investor Relations)

10/19/2011

JSMNM Inc. of New York

300,000

$150,000

Debt Conversion

11/04/2011

JSMNM Inc. of New York

500,000

$200,000

Debt Conversion

11/04/2011

JSMNM Inc. of New York

100,000

$  40,000

Debt Conversion

11/04/2011

Stewart Briggs Smith

100,000

$  40,000

Services (Investor Relations)

Preferred

Date

Purchaser

Shares-Series D(3)

Amount(1) Consideration

1/3/12  Michael Cohen

130,000

$  93,600   Debt Conversion

1/3/12  Roger Fidler

  70,000

$  50,400   Legal Services

1/3/12  Steven Byle

100,000

$  72,000   Bonus

1/3/12  Ian McNiece, PhD

  30,000

$  21,600   Exchange

1/3/12  Jason B. Isaacs

    3,000

$    2,160   Services(Corporate Secretary)

1/3/12  Alyson Mazzarella

    1,000

$        720  Services(Clerical)

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03.

On March 8, 2012, the Registrant filed a Certificate of Designation with the Secretary of State of the State of Delaware, in the form attached as Exhibit 1.02 to this Current Report on Form 8-K.  The Certificate of Designation will create and specify the rights of the Series E Convertible Preferred Stock of the Registrant, including the terms and conditions on which shares of such preferred stock would convert into shares of Common Stock of the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.3	Form of Series A Warrant
4.4	Form of Series B Warrant
4.5	Form of Series C Warrant

4.6	Form of Certificate of Designation with respect to the Series E Convertible Preferred Stock
10.61 10.62	Form of Securities Purchase Agreement Form of Registration Rights Agreement
10.63	Placement Agent Agreement with Rodman & Renshaw, LLC dated February 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated:  March 13, 2012

By:/s/Michael Cohen

Name:   Michael Cohen

  President